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                                                                     Exhibit 4.1

                               ELEVENTH AMENDMENT
                                       TO
              FIRST AMENDED, RESTATED, AND COMBINED LOAN AGREEMENT
                              DATED AUGUST 28, 1997
                     BY AND BETWEEN CARRIZO OIL & GAS, INC.
                                AND COMPASS BANK

         This Eleventh Amendment to the Loan Agreement (this "Eleventh Amendment") by and between CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), and COMPASS BANK, an Alabama state chartered bank, formerly a Texas chartered bank (the "Bank"), is entered into on this _____ day of April 2001.

                              W I T N E S S E T H:

         Borrower and Bank entered into a First Amended, Restated, and Combined Loan Agreement dated August 28, 1997, as amended by the First Amendment thereto dated December 23, 1997, the Second Amendment thereto dated December 30, 1997, the Third Amendment thereto dated July 30, 1998, the Fourth Amendment thereto dated September 24, 1998, the Fifth Amendment thereto dated March 22, 1999, the Sixth Amendment thereto dated April 23, 1999, the Seventh Amendment thereto dated August 27, 1999, the Eighth Amendment thereto dated November 11, 1999, the Ninth Amendment thereto dated December 15, 1999 and the Tenth Amendment thereto dated November 3, 2000 (collectively, the "Loan Agreement").

         Borrower has requested, among other things, that Bank extend the maturity date of certain indebtedness under the Loan Agreement, and Bank has agreed to such requests, subject to the terms and conditions set forth in this Eleventh Amendment.

         Capitalized terms used, but not defined herein, shall have the meanings prescribed therefor in the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

1.       Specific Amendments to Loan Agreement.

         Article I, Definitions, is hereby amended by adding the following definition thereto:

                  "Eleventh Amendment" means the Eleventh Amendment to this Agreement executed by Borrower and Bank on April ___ 2001.

         Article I, Definitions, is hereby further amended by revising the following definition in its entirety to read as follows:
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                  "Maturity Date" means April 1, 2003.

                           "Second Term Loan Maturity Date" means the earlier
                  of: (1) the date of closing of the issuance of additional equity of Borrower, other than with regard to the Chase Transaction, if the net proceeds of such issuance are sufficient to repay in full the Second Term Loan; (2) the date of closing of the issuance of convertible subordinated debt of Borrower, other than with regard to the Chase Transaction, if the proceeds of such issuance are sufficient to repay in full the Second Term Loan; (3) the date of repayment of the Revolving Loan and the termination of the Revolving Commitment; and (4) December 1, 2001.

2. Conditions Precedent in Connection with the Eleventh Amendment. The Eleventh Amendment shall not be binding on the Bank until satisfaction of the following conditions precedent:

                  (a) Receipt of Eleventh Amendment and Compliance Certificate. Bank shall have received multiple fully executed counterparts of the Eleventh Amendment, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for Borrower.

                  (b) Receipt of Additional Security Instruments. Bank shall have received multiple fully executed counterparts of the additional Security Instruments described on Exhibit "A" attached to this Eleventh Amendment, as requested by Bank, duly executed by an authorized officer for Borrower.

                  (c) Receipt of Extension Fee. Bank shall have received a fee equal to $5,000 in consideration for extending the Second Term Loan Maturity Date.

                  (d) Accuracy of Representations and Warranties and No Event of Default. After giving effect to the Eleventh Amendment, the representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects on the date of the Eleventh Amendment with the same effect as though such representations and warranties had been made on such date; and after giving effect to the Eleventh Amendment, no Event of Default shall have occurred and be continuing or will have occurred upon the execution of the Eleventh Amendment.

                  (e) Legal Matters Satisfactory to Special Counsel to Bank. All legal matters incident to the consummation of the
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         transactions contemplated by the Eleventh Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

                  (f) Legal Fees. All reasonable legal fees and expenses owed by Bank to Porter & Hedges, L.L.P. in connection with the Loan Agreement shall have been paid by Borrower.

                  (g) No Material Adverse Change. No material adverse change shall have occurred since the date of the Loan Agreement in the condition, financial or otherwise, of Borrower.

3. Reaffirmation of Representations and Warranties. To induce Bank to enter into this Eleventh Amendment, Borrower hereby reaffirms, as of the date hereof, after giving effect to the Eleventh Amendment, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                  A. The execution and delivery of this Eleventh Amendment and the performance by Borrower of its obligations under this Eleventh Amendment are within Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the articles of incorporation, charter or bylaws of Borrower or of any agreement binding upon Borrower.

                  B. The Loan Agreement as amended by this Eleventh Amendment, represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                  C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

4. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings in this Eleventh Amendment.

5. Reaffirmation of Loan Agreement. This Eleventh Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references

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to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

6. Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between Borrower and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

7. Governing Law. THIS ELEVENTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Eleventh Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Eleventh Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

8. Severability. Whenever possible each provision of this Eleventh Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Eleventh Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Eleventh Amendment.

9. Execution in Counterparts. Each party hereto acknowledges that this Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

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10. Section Captions. Section captions used in this Eleventh Amendment are for convenience of reference only, and shall not affect the construction of this Eleventh Amendment.

11. Successors and Assigns. This Eleventh Amendment shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank, and the respective successors and assigns of Bank.

12. Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Loan Agreement as hereby further amended or any other Loan Documents or the transactions contemplated hereby.

13. Notice. THIS ELEVENTH AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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         IN WITNESS WHEREOF, the parties hereto have caused this Eleventh
Amendment to be duly executed as of the day and year first above written.


BANK                                        BORROWER

COMPASS BANK                                CARRIZO OIL & GAS, INC.


By:                                         By:
   --------------------------                  -----------------------------
      Kathleen J. Bowen                             Frank A. Wojtek
       Vice President                                Vice President
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                                   EXHIBIT "A"

                         ADDITIONAL SECURITY INSTRUMENTS

1. Third Amendment to Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production dated September 29, 1998 covering Borrower's interest in the Neblett #3 Well.

2. Second Amendment to Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production dated November 11, 1999 covering Borrower's interest in the Luker #2 Well.

3. Sixth Amendment to Security Agreement covering the collateral described in items #1 and #2 above.

4. UCC Financing Statement Amendment covering the collateral described in items #1 and #2 above.
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                             COMPLIANCE CERTIFICATE


                  I, Frank A. Wojtek, Vice President of CARRIZO OIL & GAS, INC. (the "Company"), pursuant to Article II(a) of the Eleventh Amendment to the First Amended, Restated, and Combined Loan Agreement dated as of August 28, 1997, by and among COMPASS BANK ("Bank") and the Company (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

         1. After giving effect to the Eleventh Amendment, no Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing;

         2. No material adverse change has occurred in the business prospects, financial condition, or the results of operations of the Company since the date of the previous Financial Statements (as defined in the Agreement) provided to Bank;

         3. After giving effect to the Eleventh Amendment, each of the representations and warranties of the Company contained in
                  Article IV of the Agreement is true and correct in all respects.

                  This certificate is executed this ______ day of April 2001.




                                           -----------------------------
                                                 Frank A. Wojtek